SUB-ITEM 77Q1 (E)



INVESTMENT ADVISORY AGREEMENT

      AGREEMENT made as of May 6, 2010, by and between
Highland Capital Management, L.P., a Delaware limited
partnership (the "Adviser"), and Highland Funds I, a Delaware statutory trust (the "Trust"), on behalf of its series Highland Long/Short Healthcare Fund (formerly known as Highland
Healthcare Fund) (the "Fund").
      WHEREAS, the Trust is engaged in business as an open-end management investment company and is registered as such under the Investment Company Act of 1940, as amended (the "1940 Act");
and
      WHEREAS, the Adviser is engaged principally in the business of rendering investment management services and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended;
      NOW, THEREFORE, WITNESSETH: That it is hereby agreed between the parties hereto as follows:
SECTION 1.	Appointment of Adviser.
      The Trust hereby appoints the Adviser to act as manager and investment adviser to the Fund for the period and on the terms herein set forth. The Adviser accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.
SECTION 2.	Duties of Adviser.
      The Adviser, at its own expense, shall furnish the following services and facilities to the Fund:
      (a) Investment Program. The Adviser shall (i) furnish continuously an investment program for the Fund,
(ii) determine (subject to the overall supervision and review of the Trust's Board of Trustees) the investments to be purchased, held, sold or exchanged by the Fund and the portion, if any, of the assets of the Fund to be held uninvested, (iii) make changes in the investments of the Fund and (iv) vote, exercise consents and exercise all other rights pertaining to such investments. The Adviser also shall manage, supervise and conduct the other affairs and business of the Fund and matters incidental thereto pursuant to a separate administration agreement with the Trust, subject always to the control of the Trust's Board of Trustees, and to the provisions of the organizational documents of the Trust, the Registration
Statement of the Trust with respect to the Fund and its shares of beneficial interest ("Shares"), including the Fund's prospectus(es) and statement of additional information, and the 1940 Act, in each case as from time to time amended and in effect. Subject to the foregoing, the Adviser shall have the authority to engage one or more sub-advisers in connection with the portfolio management of the Fund, which sub-advisers may be affiliates of the Adviser; provided, however, that the Adviser shall remain responsible to the Trust with respect to its duties and obligations on behalf of the Fund set forth in this Agreement.

       (b) Portfolio Transactions. The Adviser shall place
all orders for the purchase and sale of portfolio
securities for the account of the Fund with brokers or
dealers selected by the Adviser, although the Fund will pay
the actual brokerage commissions on portfolio transactions
in accordance with Section 3(d).
      In placing portfolio transactions for the Fund, it is
recognized that the Adviser will give primary consideration to securing the most favorable price and efficient execution.
Consistent with this policy, the Adviser may consider the
financial responsibility, research and investment information and other services provided by brokers or dealers who may
effect or be a party to any such transaction or other
transactions to which other clients of the Adviser may be a
party. It is understood that neither the Fund nor the Adviser has adopted a formula for allocation of the Fund's investment transaction business. It is also understood that it is desirable for the Fund that the Adviser have access to supplemental
investment and market research and security and economic
analysis provided by brokers who may execute brokerage
transactions at a higher cost to the Fund than would otherwise result when allocating brokerage transactions to other brokers on the basis of seeking the most favorable price and efficient execution. Therefore, subject to Section 28(e) of the Securities Exchange Act of 1934, the Adviser is authorized to place orders for the purchase and sale of securities for the Fund with
such brokers, subject to review by the Trust's Board of Trustees from time to time with respect to the extent and continuation of this practice. It is understood that the services provided by such brokers may be useful or beneficial to the Adviser in connection with its services to other clients.
      On occasions when the Adviser deems the purchase or sale of a security to be in the best interest of the Fund as well as other clients, the Adviser, to the extent permitted by
applicable laws and regulations, may, but shall be under no
obligation to, aggregate the securities to be so sold or
purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by
the Adviser in the manner it considers to be the most
equitable and consistent with its fiduciary obligations to the
Fund and to such other clients.
SECTION 3.	Allocation of Expenses.
      Except for the services and facilities to be provided by
the Adviser pursuant to a separate administration agreement
with the Trust, the Fund assumes and shall pay all expenses
for all other Fund operations and activities, and shall
reimburse the Adviser for any such expenses incurred by the
Adviser. Unless the prospectus(es) or statement of additional information of the Fund provides otherwise, the expenses to be borne by the Fund shall include, without limitation:
      (a)	all expenses of organizing the Fund;
      (b)	the charges and expenses of any registrar, stock
transfer or dividend disbursing agent, shareholder servicing agent, custodian or depository appointed by the Fund for the safekeeping of its cash, portfolio securities and other property, including the costs of servicing shareholder
investment accounts, and bookkeeping, accounting and pricing services provided to the Fund (other than those utilized by
the Adviser in providing the services described in Section 2);
      (c)	the charges and expenses of bookkeeping, accounting
and auditors;
      (d)	brokerage commissions and other costs incurred in
connection with transactions in the portfolio securities of
the Fund, including any portion of such commissions
attributable to brokerage and research services as defined in
Section 28(e) of the Securities Exchange Act of 1934;
      (e)	taxes, including issuance and transfer taxes, and
trust registration, filing or other fees payable by the Fund to federal, state or other governmental agencies;
      (f)	expenses, including the cost of printing
certificates, relating to the issuance of Shares of the Fund;
      (g)	expenses involved in registering and maintaining
registrations of the Fund and of its Shares with the
Securities and Exchange Commission ("SEC") and various states and other jurisdictions, including reimbursement of actual
expenses incurred by the Adviser or others in performing such functions for the Fund, and including compensation of persons who are employees of the Adviser, in proportion to the relative time spent on such matters;
      (h)	expenses of shareholders' and trustees' meetings,
including meetings of committees, and of preparing, printing and mailing proxy statements, quarterly reports, if any, semi-
annual reports, annual reports and other communications to
existing shareholders;
      (i)	expenses of preparing and printing prospectuses and
marketing materials;
      (j)	compensation and expenses of trustees who are not
affiliated with the Adviser;
      (k) charges and expenses of legal counsel in connection
with matters relating to the Fund, including, without
limitation, legal services rendered in connection with the
Fund's trust and financial structure and relations with its shareholders, issuance of Shares of the Fund and registration and qualification of Shares under federal, state and other
laws;
      (l)	the cost and expense of maintaining the books and
records of the Fund, including general ledger accounting;
      (m)	insurance premiums on fidelity, errors and omissions
and other coverages, including the expense of obtaining and maintaining a fidelity bond as required by Section 17(g) of the
1940 Act which may also cover the Adviser;
      (n)	expenses incurred in obtaining and maintaining any
surety bond or similar coverage with respect to securities of the
Fund;
      (o)	interest payable on Fund borrowings;
      (p)	such other non-recurring expenses of the Fund as may
arise, including expenses of actions, suits or proceedings to which the Trust on behalf of the Fund is a party and expenses resulting from the legal obligation that the Trust on behalf of the Fund may have to provide indemnity with respect thereto;
      (q)	expenses and fees reasonably incidental to any of
the foregoing specifically identified expenses; and
      (r)	all other expenses permitted by the prospectus(es) and
statement of additional information of the Fund as being paid by the Fund.
SECTION 4.	Advisory Fee.
     In return for its advisory services, the Fund will pay the Adviser a monthly fee, computed and accrued daily, based on an annual rate of 1.00% of the Fund's "Average Daily Managed
Assets" less any fees payable by the Fund, with respect to the period in question, to one or more sub-adviser(s) to the Fund pursuant to any sub-advisory agreement in effect with respect to such period.  "Average Daily Managed Assets" of the Fund shall mean the average daily value of the total assets of the Fund, less all accrued liabilities of the Fund (other than the
aggregate amount of any outstanding borrowings constituting
financial leverage). The Adviser may waive a portion of its
fees. If this Agreement becomes effective subsequent to the
first day of a month or shall terminate before the last day of a month, compensation for such month shall be computed in a manner consistent with the calculation of the fees payable on a monthly basis. Subject to the provisions of Section 5 below, the accrued fees will be payable monthly as promptly as possible after the end of each month during which this Agreement is in effect.
SECTION 5.	Reimbursements.
     The parties agree that they may negotiate from time to time for the Adviser to reimburse certain costs and expenses of the Fund. If such an agreement is in effect, the determination of whether reimbursement for such costs and expenses is due the Fund from the Adviser will be made on an accrual basis once monthly, and if it is so determined that such reimbursement is due, the accrued amount of such reimbursement that is due shall serve as an offset to the investment advisory fee payable monthly by the Fund to the Adviser pursuant to Section
4 hereof, and the amount to be paid by the Adviser to the Fund as soon as is practicable at the end of a fiscal year of the Fund shall be equal to the difference between the aggregate reimbursement due the Fund from the Adviser for that fiscal year and the aggregate offsets made by the Fund against the aggregate investment advisory fees payable to the Adviser pursuant to
Section 4 hereof for that fiscal year by virtue of such aggregate reimbursement. The foregoing reimbursement of costs and expenses shall exclude distribution and service fees, brokerage commissions, short sale dividend and interest expense, taxes, organizational expenses and extraordinary expenses (as determined by the Board of the Trustees of the Fund in the exercise of its business judgment).


SECTION 6.	Indemnification.
      (a)	The Trust hereby agrees to indemnify the Adviser
and each of the Adviser's partners, officers, employees, and agents (including any individual who serves at the Adviser's request as director, officer, partner, trustee or the like of another corporation) and controlling persons (each such
person being an "Indemnitee") against any liabilities and
expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees (all as provided in accordance with applicable state law) reasonably incurred by such Indemnitee in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or investigative body in which he may be or may have been involved as a party or otherwise or with which he may be or may have
been threatened, while acting in any capacity set forth above in this paragraph or thereafter by reason of his having acted in any such capacity, except with respect to any matter as to which he shall have been adjudicated not to have acted in good faith in the reasonable belief that his action was in the best
interest of the Trust and furthermore, in the case of any
criminal proceeding, so long as he had no reasonable cause to believe that the conduct was unlawful, provided, however, that
(1) no Indemnitee shall be indemnified hereunder against any liability to the Trust or its shareholders or any expense of such Indemnitee arising by reason of (i) willful
misfeasance, (ii) bad faith, (iii) gross negligence (iv)
reckless disregard of the duties involved in the conduct of his position (the conduct referred to in such clauses (i) through
(iv) being sometimes referred to herein as "Disabling
Conduct"), (2) as to any matter disposed of by settlement or a compromise payment by such Indemnitee, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless there has been a determination that such settlement or compromise is in the best interests of the Trust and that such Indemnitee appears to have acted in good faith in the reasonable belief that his action was in the best interests of the Trust and did not involve Disabling Conduct by such Indemnitee and (3) with
respect to any action, suit or other proceeding voluntarily prosecuted by any Indemnitee as plaintiff, indemnification shall be mandatory only if the prosecution of such action, suit or other proceeding by such Indemnitee was authorized by a
majority of the full Board of Trustees of the Trust. Notwithstanding the foregoing, the Trust shall not be obligated to provide any such indemnification to the extent such provision would waive any right that the Trust cannot lawfully waive.
      (b)	The Trust shall make advance payments in connection
with the expenses of defending any action with respect to which indemnification might be sought hereunder if the Trust receives a written affirmation of the Indemnitee's good faith belief that the standard of conduct necessary for indemnification has been met and a written undertaking to reimburse the Trust unless it is subsequently determined that he is entitled to such indemnification and if the Trustees of the Trust determine that the facts then known to them would not preclude
indemnification. In addition, at least one of the following conditions must be met: (1) the Indemnitee shall provide adequate security for his undertaking, (2) the Trust shall be insured against losses arising by reason of any lawful advances,
(3) a majority of a quorum of Trustees of the Trust who are
neither "interested persons" of the Trust (as defined in Section 2(a)(19) of the 1940 Act) nor parties to the proceeding ("Disinterested Non-Party Trustees") or an independent legal counsel in a written opinion, shall determine, based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that the Indemnitee ultimately will be found entitled to indemnification or (4) if there is not a Disinterested Non-Party Trustee, Indemnitee provides the written affirmation referred to above.
      (c)	All determinations with respect to indemnification
hereunder shall be made (1) by a final decision on the merits by a court or other body of competent jurisdiction before whom the proceeding was brought that such Indemnitee is not liable by reason of Disabling Conduct or, (2) in the absence of such a decision, by (i) a majority vote of a quorum of the
Disinterested Non-Party Trustees of the Trust, or (ii) if such a quorum is not obtainable or even if obtainable, if a majority vote of such quorum so directs, independent legal counsel in a written opinion.
      (d)	Each Indemnitee shall, in the performance of its
duties, be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the books of account or other records of the Trust, upon an opinion of counsel, or upon reports made to the Trust by any of the Trust's officers or employees or by any advisor, administrator, manager, distributor, selected dealer, accountant, appraiser or other expert or consultant selected with reasonable care by the Trustees, officers or employees of the Trust, regardless of whether such counsel or other person may also be a Trustee.
      (e)	The rights accruing to any Indemnitee under these
provisions shall not exclude any other right to which he may be lawfully entitled.
SECTION 7.	Relations with Fund.
      Subject to and in accordance with the organizational documents of the Adviser and the Trust, as well as their policies and procedures and codes of ethics, it is understood that Trustees, officers, agents and shareholders of the Fund are or may be interested in the Adviser (or any successor thereof)
as directors, officers or otherwise, that partners, officers and agents of the Adviser (or any successor thereof) are or may be interested in the Fund as Trustees, officers, agents, shareholders or otherwise, and that the Adviser (or any such successor thereof) is or may be interested in the Fund as a shareholder or otherwise.
SECTION 8.	Liability of Adviser.
      The Adviser shall not be liable to the Fund for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates; provided, however, that no provision of this Agreement shall be deemed to protect the Adviser against any liability to the Fund or its shareholders to which it might otherwise be subject by reason of any Disabling Conduct nor shall any provision hereof be deemed to protect any trustee or officer of the Fund against any such liability to which he might otherwise be subject by reason of any Disabling Conduct.


SECTION 9.	Duration and Termination of this Agreement.
      (a) Duration. This Agreement shall become effective on
the date first set forth above, such date being the date on
which this Agreement has been executed following: (1) the
approval of the Trust's Board of Trustees, including approval by a vote of a majority of the Trustees who are not "interested persons" (as defined in the 1940 Act) of the Adviser or the
Fund, cast in person at a meeting called for the purpose of
voting on such approval; and (2) the approval by a "vote of a majority of the outstanding voting securities" (as defined in the 1940 Act) of the Fund. Unless terminated as herein provided, this Agreement shall remain in full force and effect until the date that is two years after the effective date of this
Agreement. Subsequent to such initial period of effectiveness, this Agreement shall continue in full force and effect,
subject to paragraph 9(c), so long as such continuance is
approved at least annually (a) by either the Trust's Board of Trustees or by a "vote of a majority of the outstanding voting securities" (as defined in the 1940 Act) of the Fund and (b) in either event, by the vote of a majority of the Trustees of the
Fund who are not parties to this Agreement or "interested
persons" (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval.
      (b)	Amendment.  No provision of this Agreement may be
amended, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the amendment, waiver, discharge or termination is sought. Any amendment of this Agreement shall be subject to the 1940 Act including the interpretation
thereof that amendments that do not increase the compensation of the Adviser or otherwise fundamentally alter the relationship of the Trust with the Adviser do not require shareholder approval if approved by the requisite majority of the Trust's Trustees who are not "interested persons" (as defined in the 1940 Act) of the Trust.
      (c)	Termination.  This Agreement may be terminated at any
time, without payment of any penalty, by vote of the Trust's
Board of Trustees, or by a "vote of a majority of the
outstanding voting securities" (as defined in the 1940 Act) of the Fund, or by the Adviser, on not more than 60 days' nor less than 30 days' prior written notice to the other party.
      (d)	Automatic Termination.  This Agreement shall
automatically and immediately terminate in the event of its "assignment" (as defined in the 1940 Act).
SECTION 10.	Services Not Exclusive.
      The services of the Adviser to the Fund hereunder are not to be deemed exclusive, and the Adviser (and its affiliates) shall be free to render similar services to others so long as its services hereunder are not impaired thereby; provided, however, that the Adviser will undertake no activities that, in its reasonable good faith judgment, will adversely affect the performance of its obligations under this Agreement. In addition, the parties may enter into other agreements pursuant to which the Adviser provides administrative or other, non-investment advisory services to the Fund, and the Adviser may be compensated for such other services.


SECTION 11.	Notices.
      Notices under this Agreement shall be in writing and shall be addressed, and delivered or mailed postage prepaid, to the other party at such address as such other party may designate from time to time for the receipt of such notices. Until further notice to the other party, the address of each party to this Agreement for this purpose shall be NexBank Tower, 13455 Noel Road, Suite 800, Dallas, Texas 75240.
SECTION 12.	Governing Law; Severability; Counterparts.
      This Agreement shall be construed in accordance with the laws of the State of Delaware and the applicable provisions of the 1940 Act. To the extent that applicable law of the State of Delaware, or any of the provisions herein, conflict with applicable provisions of the 1940 Act, the latter shall control. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.
SECTION 13.	Miscellaneous.
      The Adviser agrees to advise the Fund of any change of its membership (which shall mean its general partner) within a reasonable time after such change. If the Adviser enters into a definitive agreement that would result in a change of control (within the meaning of the 1940 Act) of the Adviser, it agrees to give the Fund the lesser of 60 days' written notice and such notice as is reasonably practicable before consummating the transaction.
      Where the effect of a requirement of the 1940 Act reflected in or contemplated by any provisions of this Agreement is altered by a rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.
      [Signature Page Follows]


      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first set forth above.



HIGHLAND FUNDS I
On behalf of its series,
Highland Long/Short Healthcare Fund

By:
Name:
Title:




HIGHLAND CAPITAL MANAGEMENT, L.P.


By:
STRAND ADVISORS, INC.,
its general partner

By:
Name:
Title: